EMPLOYMENT AGREEMENT

     THIS AGREEMENT is dated as of January 1, 2012 by and between China GengSheng Minerals, Inc., a Nevada corporation with its principal office at No. 88 Gengsheng Road, Dayugou Town, Gongyi, Henan Province, People’s Republic of China (the “Company”), and Shunqing Zhang, residing at Governmental Courtyard, Da Yugou Town, Gongyi City Henan Province Zip Code 451271 (“Executive”).

W I T N E S S E T H:

     WHEREAS, the Company is desirous of engaging Shunqing Zhang as its Chief Executive Officer and he is agreeable to being so appointed on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

     1. Employment and Duties.

          (a) Subject to the terms and conditions hereinafter set forth, the Company hereby employs Shunqing Zhang as its Chief Executive Officer, and he shall have the duties and responsibilities associated with a Chief Executive officer of a public corporation. During the Term, as hereinafter defined, Executive shall report to the Company’s board of directors. Executive shall also perform such other duties and responsibilities as may be determined by the Company’s board of directors as long as such duties and responsibilities are consistent with those of the Company’s Chief Executive Officer.

          (b) Executive shall also serve in such executive capacity or capacities with respect to any affiliate of the Company to which he may be elected or appointed, provided that such duties are consistent with those of the Company’s Chief Executive Officer. During the Term, Executive shall receive no additional compensation for services rendered pursuant to this Section 1(b). For purposes of this Agreement, the term “affiliate” shall mean an entity that is controlled by the Company.

          (c) Unless terminated earlier as provided in Section 5 of this Agreement, this Agreement shall have an initial term (the “Initial Term”) commencing as of the date of this Agreement and expiring on December 31, 2013 and continuing on a year-to-year basis thereafter unless terminated by either party on not less than thirty (30) days notice prior to the expiration of the Initial Term or any one-year extension. The Initial Term and the one-year extensions are collectively referred to as the “Term.”

     2. Performance. Executive hereby accepts the employment contemplated by this Agreement. During the Term, he shall devote substantially all of his business time to the performance of his duties under this Agreement, and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company.

     3. Compensation and Other Benefits.

          (a) (i) For his services to the Company during the Term, the Company shall pay Executive an annual salary (“Salary”) at the rate of RMB500,000. All Salary payments shall be payable in such installments as the Company regularly pays its employees in accordance with normal payroll practices.

          (b) During the Term, Executive shall be eligible for such bonuses, payments and increases in Salary as shall be determined by the Compensation Committee in its sole discretion.

     4. Reimbursement of Expenses. The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement hereunder in accordance with the Company’s expense reimbursement policy.

     5. Termination of Employment.

          (a) This Agreement and Executive’s employment hereunder shall terminate immediately upon his death.

          (b) This Agreement and Executive’s employment pursuant to this Agreement, may be terminated by him or the Company on not less than thirty (30) days’ written notice in the event of Executive’s Disability. The term “Disability” shall mean any illness, disability or incapacity of Executive which prevents him from substantially performing his regular duties for a period of three (3) consecutive months or four (4) months, even though not consecutive, in any twelve (12) month period. However, if Executive is covered by long-term disability insurance, the Company may not terminate this Agreement pursuant to this Section 5(b) unless he is eligible for disability payments under his long-term disability insurance.

          (c) The Company may terminate this Agreement and Executive’s employment pursuant to this Agreement for cause with no notice. The term “cause” shall mean:

                    (i) Repeated failure to perform material instructions from the Company’s board of directors, provided that such instructions are reasonable and consistent with his duties as set forth in Section 1 of this Agreement or any other failure or refusal by Executive to perform his duties required by said Section 1; provided, however, that Executive shall have received notice from the board of directors specifying the nature of such failure in reasonable detail and he shall have failed to cure the failure within ten (10) business days after receipt of such notice:

                    (ii) a breach of Section 6, 7 or 8 of this Agreement;

                    (iii) a breach of trust whereby Executive obtains personal gain or benefit at the expense of or to the detriment of the Company;

                    (iv) his use of illegal substances;

                    (v) his abuse of alcohol continuing after written notice from the board of directors or ;

                    (vi) any fraudulent or dishonest conduct by Executive or any other conduct by him, which damages the Company or any of its affiliates or their property, business or reputation;

                    (vii) a conviction of or plea of nolo contendere by Executive of (A) any felony or (B) any other crime involving fraud, theft, embezzlement or use or possession of illegal substances; or

                    (viii) the admission by Executive of any matters set forth in Section 5(c)(vii) of this Agreement.

                    (ix) failure to ensure that the Company’s filings with the Securities and Exchange Commission are on time;

                    (x) failure to ensure the accuracy of Company’s filings with the Securities and Exchange Commission.

          (d) Executive’s resignation prior to the expiration of the Term, other than for Good Reason shall be treated in the same manner as a termination for cause. The term “Good Reason” shall mean:

                    (i) Any material breach by the Company of its obligations under this Agreement which are not cured within ten (10) business days after notice from Executive which sets forth in reasonable detail the nature of the breach.

                    (ii) Any change in Executive’s duties such that Executive is no longer the Company’s Chief Financial Officer, unless such change was made with his consent.

                    (iii) Any action on the part of the Company which impairs Executive’s ability to exercise his duties as the Company’s Chief Executive Officer.

     6. Trade Secrets and Proprietary Information. Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered “confidential information” of the Company for the purposes of this Agreement. In consideration of his employment and engagement as Chief Executive Officer, Executive agrees that he will not, during or after the Term, without the consent of the Company’s board of directors, make any disclosure of confidential information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the Term here of, except that nothing in this Agreement shall be construed to prohibit him from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company’s business in accordance with Company policies or instructions or authorization from the board of directors or executive committee, (b) such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, (c) complying with legal process; provided, that in the event he is required to make disclosure pursuant to legal process, he shall give the Company prompt notice thereof and the opportunity to object to the disclosure, or (d) subsequent to the Term, if such information shall have either (i) been developed by his independent of any of the Company’s confidential or proprietary information or (ii) been disclosed to him by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Sections 6, 7 and 8 of this Agreement, the term “Company” shall include the Company, its parent, its subsidiaries and its affiliates.

     7. Covenant Not To Solicit or Compete.

          (a) During the period from the date of this Agreement until one (1) year following the date on which Executive’s employment is terminated, he will not, directly or indirectly:

                    (i) Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms “customer” and “client” as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive’s employment hereunder or during the twelve (12) months preceding the termination of his employment);

                    (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within one (1) year prior to the termination of his employment; or

                    (iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the lawful and proper termination of this Agreement, to leave the Company’s employ, or to become employed by any person or entity other than the Company.

          (b) Executive acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in Sections 6 and 7 of this Agreement are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     8. Inventions and Discoveries. Executive agrees promptly to disclose in writing to the Company any invention or discovery made by him during the period of time that this Agreement remains in full force and effect, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company’s sole property. Executive acknowledges that any such invention or discovery developed by him and any intellectual property rights relating thereto shall be considered as “work performed for hire.” In the event that any such intellectual property rights are not, for any reason, deemed work performed for hire, Executive hereby assigns to the Company any and all of his right, title and interest therein to the Company. Upon the Company’s request, Executive shall execute and assign to the Company all applications for copyrights and patents of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to confirm the Company’s sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Executive at the Company’s request after the termination of his employment hereunder, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

     9. Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 6, 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting him from any violation or threatened violation of such provisions and compelling him to comply with such provisions. In the event an injunction is issued against any such violation by Executive, the period referred to in Section 7 of this Agreement shall continue until the later of the expiration of the period set forth therein or one (1) month from the date a final judgment enforcing such provisions is entered and the time for appeal has lapsed. The provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive’s employment pursuant to this Agreement.

     10. Miscellaneous.

          (a) Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

          (b) If requested by the Company, Executive will cooperate with the Company in connection with the Company’s application to obtain key-man life insurance on his life, on which the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.

          (c) Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 10(c), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at ____________or to Executive at ___________, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Executive, notice to him shall not be sent by telecopier.

          (d) This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws. The parties hereto agree to submit to the exclusive jurisdiction of the state and federal courts of New York, New York.

          (e) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in Section 7(a) of this Agreement, so that it complies with applicable law.

          (f) This Agreement constitutes the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (g) Neither party hereto shall have the right to assign or transfer any of its or his rights hereunder except in connection with a merger or consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

          (h) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

          (i) The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

          (j) No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CHINA GENGSHENG MINERALS, INC.

By: /s/Shunqing Zhang
Shunqing Zhang
Chairman and Chief Executive Officer

Executive:

/s/ Shunqing Zhang
Shunqing Zhang